EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. and Tyco International Group S.A. of our report dated October 21, 1999, except as to the information presented under the heading "Revision" in Note 1, which is as of June 12, 2000, relating to the financial statements and financial statement schedule, which appears in Tyco International Ltd.'s Amendment No. 3 on Form 10-K/A to Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                 /s/ PRICEWATERHOUSECOOPERS
                                                 -------------------------------
                                                     PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
July 21, 2000